EXHIBIT 10.1
SECOND AMENDMENT TO THE
EMPLOYMENT AGREEMENT

This Second Amendment (this “Amendment”), dated as of February 1, 2021 by and between Lifetime Brands, Inc., a Delaware Corporation (the “Company”) and Robert B. Kay (the “Executive”) shall be effective as of March 3, 2021 (the “Amendment Effective Date”) and amends the Employment Agreement, dated as of December 22, 2017 between the Company and the Executive, as amended on October 11, 2019 (the “Employment Agreement”).

WHEREAS, pursuant to Section 21 of the Employment Agreement, the Company wishes to further amend the Employment Agreement to reflect a revised base salary as of the Amendment Effective Date and to provide for certain reimbursements with respect to long-term care insurance coverage.

NOW, THEREFORE, in consideration of Executive’s continued employment with the Company and other good and sufficient consideration set forth herein, the Company and the Executive hereby agree as follows:

1.Section 2(a) of the Employment Agreement shall be amended as of the Amendment Effective Date by replacing the first sentence of Section 2(a) in its entirety with the following:

“During the Term, the Company shall pay the Executive a base salary (“Base Salary”) at the annual rate of $900,000.”

2.Section 3(b) of the Employment Agreement shall be amended as of the Amendment Effective Date by replacing Section 3(b) in its entirety with the following:

“The Company shall promptly reimburse the Executive, upon submission of appropriate documentation in accordance with the policies and procedures of the Company as in effect from time to time, or pay directly upon submission by the Executive to the Company of statements, up to a total of $40,000 during any calendar year during the Term, for services paid or payable, as the case may be, by the Executive, for services rendered by any person or persons of the Executive’s choice that the Executive retains to advise the Executive with regard to legal, financial, investment and/or tax advice, and the drafting of wills and trusts in connection with estate planning. In addition, the Company shall promptly reimburse the Executive, upon submission of appropriate documentation in accordance with the policies and procedures of the Company as in effect from time to time, or pay directly upon submission by the Executive to the Company of statements, any long-term care insurance premiums incurred during any calendar year during the Term; provided that any amounts paid pursuant to this sentence shall reduce (and shall not exceed) the $40,000 limitation set forth in the preceding sentence. The Executive acknowledges that the benefits provided under this paragraph shall constitute taxable income to the Executive, and the Executive shall be solely responsible for the payment of all federal, state and local taxes imposed upon the Executive in relation thereto.”

3.The Employment Agreement, as amended by this Amendment, constitutes the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to the subject matter of this Amendment are superseded by this Amendment.

4.Except as expressly amended hereby, all the terms, conditions, and provisions of the Employment Agreement shall remain in full force and effect. This Amendment shall form a part of the Employment Agreement for all purposes.

5.This Amendment may be executed in counterparts and by facsimile or other electronic means, including by portable document format (PDF), each of which shall be deemed to have the same legal effect as an original and together shall constitute one and the same instrument.

6.The Company represents and warrants that it has the full power and authority to enter into this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

LIFETIME BRANDS, INC.
By: /s/ Jeffrey Siegel
Name: Jeffrey Siegel
Title: Executive Chairman

EXECUTIVE
/s/ Robert B. Kay
ROBERT B. KAY